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                                                                    EXHIBIT 8.1
                                    FORM OF

                           TAX OPINION TO BE PROVIDED
                     BY AKERMAN, SENTERFITT & EIDSON, P.A.



                               _____________, 1998


Correctional Properties Trust
4200 Wackenhut Drive
Palm Beach Gardens, Florida 33410-4243

     RE: CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE ORGANIZATION AND OPERATION OF CORRECTIONAL PROPERTIES TRUST AS A REAL ESTATE INVESTMENT TRUST.

Gentlemen:

         We have acted as counsel to Correctional Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a registration statement including the prospectus contained as a part of such registration statement filed with the Securities and Exchange Commission on February 20, 1998 (No.333-46681), as amended through the date hereof, with respect to the offering and sale (the "Offering") of up to 7,130,000 Common Shares of beneficial interest, $.001 par value per share, of the Company. In connection with that representation, we prepared the summaries under the sections titled "PROSPECTUS SUMMARY - TAX CONSIDERATIONS AND TAX STATUS OF THE COMPANY" and "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" (the "Tax Summaries") which are contained in the registration statement on Form S-11 with respect to the Offering. This letter refers to the above registration statement, prospectus and all Schedules, Annexes and Exhibits thereto and all amendments made thereto through the date hereof collectively as the "Registration Statement." Capitalized terms used herein have the meaning they have in the Registration Statement.

         In rendering the opinion below, we have examined such documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Company's Declaration of Trust and Articles of Amendment and Restatement of Declaration of Trust; (2) the Company's Bylaws and Amended and Restated Bylaws; (3) the Registration Statement; (4) the Articles of Incorporation of CPT Limited Partner, Inc., a Delaware corporation wholly owned by the Company; (5) the Purchase Agreements; (6) the Certificate of Limited Partnership of the Operating Partnership; (7) the Partnership Agreement of the Operating Partnership among the Company as a general and limited partner and CPT Limited Partner, Inc. as a limited partner; (8) the Master Lease; (9) the Leases; (10) the Option Agreements; (11) the Right to Purchase Agreement; and
(12) a letter executed by a duly appointed officer of the Company setting forth certain representations relating to


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Correctional Properties Trust
______________, 1998
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the Company and its operations (the "Representation Letter"). In our review, we have assumed, with your consent, that the documents that we reviewed in proposed form will be executed in substantially the same form. We have also assumed, with your consent, that all facts, representations and statements set forth in the above documents are true and correct in all material respects, and that the transactions contemplated by those documents and as described in the Registration Statement will be consummated in accordance with their terms and as so described. We have also assumed that all obligations imposed by any such documents on the parties thereto have been, or will be, performed or satisfied in accordance with their terms; that such documents have been, or will be, properly executed; that original documents are authentic and accurate; and that copies of documents conform to the originals thereof.

         In connection with the opinions rendered below, we have also made the following assumptions: (1) the Company will comply with all applicable filing, reporting, and administrative requirements relating to real estate investment trust ("REIT") status such as, by way of example, making a timely election under
Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and maintaining the required records of actual ownership of its outstanding stock and otherwise complying with Treasury Regulation Section 1.857-8; (2) the Company will operate in a manner that will make the representations contained in the Representation Letter true and correct in all material respects; and (3) the Company will not make any amendments to its organizational documents or the Partnership Agreement after the date hereof that would affect the Company's qualification as a REIT for any taxable year.

         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Representation Letter. To the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Code and the Regulations, we have reviewed with the individual making such representation the relevant portion of the Code and the applicable Regulations and are reasonably satisfied that such individual understands such provisions and is capable of making such representations.

         Since the Company's qualification as a REIT is dependent upon its actual, not just its proposed future conduct, it is possible that the Company's future actions or inactions may cause the Company not to qualify or not to continue to qualify as a REIT. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Our opinion does not relate to the actual future operation of the Company to the extent that it may differ from the proposed and intended operation that has been represented to us. No assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.


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Correctional Properties Trust
______________, 1998
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         We have not been asked to nor do we give any opinion regarding Maryland law as it may or may not affect the tax status of the Company. We assume that the Company has been duly and properly formed under Maryland law. We have relied, with your consent, on the opinion of Venable, Baetjer and Howard, LLP regarding various aspects of Maryland law including the enforceability of the Ownership Limit provisions contained in the Articles of Amendment and Restatement of Declaration of Trust. We have not been asked to nor do we give any opinion regarding any foreign, state or local tax issues.

         For purposes of our opinions, we have made no independent investigation of the facts contained in the documents and assumptions set forth above or the representations set forth in the Representation Letter. If any of the representations or the assumptions set forth in this opinion are not accurate, the opinions and the Tax Summaries may not be accurate and could change. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

         Based on and subject to the documents, assumptions and comments set forth above, the representations set forth in the Representation Letter, we are of the opinion that:

                  (a) commencing with the Company's taxable year ending December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's proposed method of operation as described in the Registration Statement, if followed, will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

                  (b) the descriptions of law and legal conclusions contained in the Tax Summaries are correct in all material respects, and the discussion contained therein fairly summarizes the federal income tax considerations that are material to a holder of the Common Shares; and

                  (c) the Operating Partnership (and any Subsidiary Partnership) will not be taxed as a corporation under the Code.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions as of the date hereof. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT, or cause the Operating Partnership (or any Subsidiary Partnership) to be taxed as a corporation. In addition, an opinion of counsel is not binding on the Internal Revenue Service or a court.